                           BEVERLY ENTERPRISES, INC.

                                  EXHIBIT 11.1

                      COMPUTATION OF NET INCOME PER SHARE

         THREE-MONTH AND SIX-MONTH PERIODS ENDED JUNE 30, 1994 AND 1993

                                  (UNAUDITED)

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                               THREE MONTHS ENDED

                                                                                    JUNE 30,
                                                                                    --------
                                                                               1994             1993
                                                                               ----             ----
PRIMARY:
   Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $    19,578      $    14,536
   Preferred stock dividends  . . . . . . . . . . . . . . . . . . . . .          (2,063)              --
                                                                            -----------      -----------
   Net income applicable to common shares . . . . . . . . . . . . . . .     $    17,515      $    14,536
                                                                            ===========      ===========

   Applicable common shares:
     Weighted average outstanding shares during the period  . . . . . .          83,081           74,483
     Assumed conversion of Series A preferred stock   . . . . . . . . .              --            5,300
     Weighted average shares issuable upon exercise of
        common stock equivalents outstanding
        (principally stock options) using
        the "treasury stock" method . . . . . . . . . . . . . . . . . .           1,440            1,516
                                                                            -----------      -----------
     Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          84,521           81,299
                                                                            ===========      ===========

   Net income per share of common stock . . . . . . . . . . . . . . . .     $      0.21      $      0.18
                                                                            ===========      ===========

FULLY DILUTED:
   Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $    19,578      $    14,536
   Reduction of interest and amortization expenses
     resulting from assumed conversion of 7.625%
     convertible subordinated debentures  . . . . . . . . . . . . . . .              --(a)            --(a)
   Reduction of interest and amortization expenses
     resulting from assumed conversion of 9%
     convertible subordinated debentures  . . . . . . . . . . . . . . .              --(b)         1,089
   Reduction of interest and amortization expenses
     resulting from assumed conversion of zero coupon notes   . . . . .              --(a)            --(a)
   Less applicable income taxes . . . . . . . . . . . . . . . . . . . .              --             (359)
                                                                            -----------      -----------
   Adjusted net income applicable to common shares  . . . . . . . . . .     $    19,578      $    15,266
                                                                            ===========      ===========

   Applicable common shares:
     Weighted average outstanding shares during the period  . . . . . .          83,081           74,483
     Assumed conversion of Series A preferred stock   . . . . . . . . .              --            5,300
     Assumed conversion of Series B preferred stock   . . . . . . . . .          11,253               --
     Weighted average shares issuable upon exercise of
        common stock equivalents outstanding (principally
        stock options) using the "treasury stock" method  . . . . . . .           1,440            1,567
     Assumed conversion of 7.625% convertible
        subordinated debentures . . . . . . . . . . . . . . . . . . . .              --(a)            --(a)
     Assumed conversion of 9% convertible
        subordinated debentures . . . . . . . . . . . . . . . . . . . .              --(b)         7,131
     Assumed conversion of zero coupon notes  . . . . . . . . . . . . .              --(a)            --(a)
                                                                            -----------      -----------
     Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          95,774           88,481
                                                                            ===========      ===========

     Net income per share of common stock   . . . . . . . . . . . . . .     $      0.20      $      0.17
                                                                            ===========      ===========

________________

(a) Conversion would be anti-dilutive and is therefore not assumed in the computation of primary or fully diluted net income per share of common stock.
(b) The 9% convertible subordinated debentures were converted to common stock during the third quarter of 1993.

                           BEVERLY ENTERPRISES, INC.

                                  EXHIBIT 11.1

                COMPUTATION OF NET INCOME PER SHARE (Continued)

         THREE-MONTH AND SIX-MONTH PERIODS ENDED JUNE 30, 1994 AND 1993

                                  (UNAUDITED)

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                             SIX MONTHS ENDED
                                                                                 JUNE 30,
                                                                                 --------
                                                                          1994                 1993
                                                                          ----                 ----
PRIMARY:
  Net income  . . . . . . . . . . . . . . . . . . . . . . . . .       $      35,031     $       24,893
  Preferred stock dividends   . . . . . . . . . . . . . . . . .              (4,125)                --
                                                                      -------------     --------------
  Net income applicable to common shares  . . . . . . . . . . .       $      30,906     $       24,893
                                                                      =============     ==============

  Applicable common shares:
     Weighted average outstanding shares during the period  . .              82,896             74,445
     Assumed conversion of Series A preferred stock . . . . . .                  --              5,300
     Weighted average shares issuable upon exercise
       of common stock equivalents outstanding
       (principally stock options) using the
       "treasury stock" method  . . . . . . . . . . . . . . . .               1,548              1,563
                                                                      -------------     --------------
     Total  . . . . . . . . . . . . . . . . . . . . . . . . . .              84,444             81,308
                                                                      =============     ==============

Net income per share of common stock  . . . . . . . . . . . . .       $        0.37     $         0.31
                                                                      =============     ==============

FULLY DILUTED:
  Net income  . . . . . . . . . . . . . . . . . . . . . . . . .       $      35,031     $       24,893
  Reduction of interest and amortization expenses
     resulting from assumed conversion of 7.625%
     convertible subordinated debentures  . . . . . . . . . . .                  --(a)              --(a)
  Reduction of interest and amortization expenses
     resulting from assumed conversion of 9%
     convertible subordinated debentures  . . . . . . . . . . .                  --(b)           2,178
  Reduction of interest and amortization expenses
     resulting from assumed conversion of zero coupon notes . .                  --(a)              --(a)
  Less applicable income taxes  . . . . . . . . . . . . . . . .                  --               (719)
                                                                      -------------     --------------
  Adjusted net income   . . . . . . . . . . . . . . . . . . . .              35,031             26,352
  Preferred stock dividends   . . . . . . . . . . . . . . . . .              (4,125)                --
                                                                      -------------     --------------
  Adjusted net income applicable to common shares   . . . . . .       $      30,906     $       26,352
                                                                      =============     ==============

  Applicable common shares:
     Weighted average outstanding shares during the period  . .              82,896             74,445
     Assumed conversion of Series A preferred stock . . . . . .                  --              5,300
     Assumed conversion of Series B preferred stock . . . . . .                  --(a)              --
     Weighted average shares issuable upon exercise of
       common stock equivalents outstanding
       (principally stock options) using the
       "treasury stock" method  . . . . . . . . . . . . . . . .               1,547              1,589
     Assumed conversion of 7.625% convertible
       subordinated debentures  . . . . . . . . . . . . . . . .                  --(a)              --(a)
     Assumed conversion of 9% convertible
       subordinated debentures  . . . . . . . . . . . . . . . .                  --(b)           7,131
     Assumed conversion of zero coupon notes  . . . . . . . . .                  --(a)              --(a)
                                                                      -------------     --------------
     Total  . . . . . . . . . . . . . . . . . . . . . . . . . .              84,443             88,465
                                                                      =============     ==============

     Net income per share of common stock . . . . . . . . . . .       $        0.37     $         0.30
                                                                      =============     ==============

_________________

(a) Conversion would be anti-dilutive and is therefore not assumed in the computation of primary or fully diluted net income per share of common stock.
(b) The 9% convertible subordinated debentures were converted to common stock during the third quarter of 1993.